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                                                                    EXHIBIT 11.1

                             CALLAWAY GOLF COMPANY
                       COMPUTATION OF EARNINGS PER SHARE

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

                                                         Year ended December 31,
                                                    1996           1995       1994
                                                  --------      --------    --------
                                                 (in thousands, except per share data)
Primary earnings per share computation:
---------------------------------------

   Net income                                     $122,337      $ 97,736    $ 78,022
                                                  ========      ========    ========

   Weighted average shares outstanding              66,832        66,641      68,435
   Dilutive options                                  3,829         3,214       4,669
                                                  --------      --------    --------

   Common equivalent shares                         70,661        69,855      73,104
                                                  ========      ========    ========

Primary earnings per share:
   Net income                                     $   1.73      $   1.40    $   1.07
                                                  ========      ========    ========

Fully diluted earnings per share computation:
---------------------------------------------

   Net income                                     $122,337      $ 97,736    $ 78,022
                                                  ========      ========    ========

   Weighted average shares outstanding              66,832        66,641      68,435
   Dilutive options                                  4,046         3,419       4,675
                                                  --------      --------    --------

   Common equivalent shares                         70,878        70,060      73,110
                                                  ========      ========    ========

Fully diluted earnings per share:
   Net income                                     $   1.73      $   1.40    $   1.07
                                                  ========      ========    ========
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